Exhibit 99.1

Ryerson Reports Second Quarter 2021 Results

Record results, significant leverage reductions ongoing, legacy liability de-risking continuing,

dividend and share repurchase plans established

CHICAGO – August 4, 2021 – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, today reported results for the second quarter ended June 30, 2021.

Q2 2021 Highlights:

•	Generated second quarter revenues of $1.4 billion
•	Generated earnings per diluted share of $2.91
•	Achieved record Adjusted EBITDA, excluding LIFO of $197 million
•	Reduced net debt to $563 million and achieved leverage ratio of 1.5x, within long-term target range
•	Net cash conversion cycle of 55 days
•	Warehousing, delivery, general, & administrative expense of 12.6% of sales
•	Ended the second quarter with liquidity of $890 million
•	Announced a quarterly cash dividend of $0.08 per share
•	Announced the authorization of a $50 million, two-year share repurchase program

$ in millions, except tons (in thousands), average selling prices and earnings per share
Financial Highlights:	Q2 2021	Q2 2020	Q1 2021	YoY	QoQ	1H 2021	1H 2020	YoY

Tons Shipped	559	462	543	21.0%	2.9%	1,102	1,028	7.2%
Revenues	$1,419.0	$771.8	$1,147.3	83.9%	23.7%	$2,566.3	$1,782.1	44.0%
Average selling prices	$2,538	$1,671	$2,113	51.9%	20.1%	$2,329	$1,734	34.3%
Gross Margin	18.1%	15.0%	17.2%	310 bps	90 bps	17.7%	17.5%	20 bps
Gross Margin, excl. LIFO	25.5%	16.8%	24.6%	870 bps	90 bps	25.1%	17.1%	800 bps
Warehousing, delivery, general, & administrative expenses	$178.3	$124.1	$171.8	43.7%	3.8%	$350.1	$279.8	25.1%
As a percentage of revenue	12.6%	16.1%	15.0%	(350 bps)	(240bps)	13.6%	15.7%	(210 bps)
Net income (loss)	$112.9	$(25.6)	$25.3	$138.5	$87.6	$138.2	$(9.2)	$147.4
Diluted earnings (loss) per share	$2.91	$(0.67)	$0.66	$3.58	$2.25	$3.57	$(0.24)	$3.81
Adjusted net income (loss)	$47.9	$(24.2)	$10.2	$72.1	$37.7	$58.1	$(8.4)	$66.5
Adjusted diluted earnings (loss) per share	$1.24	$(0.64)	$0.26	$1.88	$0.98	$1.50	$(0.22)	$1.72
Adj. EBITDA, excl. LIFO	$197.4	$20.6	$123.5	$176.8	$73.9	$320.9	$55.0	$265.9
As a percentage of revenue	13.9%	2.7%	10.8%	1120 bps	310 bps	12.5%	3.1%	940 bps

Balance Sheet and Cash Flow Highlights:
Net debt	$563	$793	$698	(29.0%)	(19.4%)	$563	$793	(29.0%)
Net debt / LTM Adj. EBITDA, excl. LIFO	1.5	x	6.0	x	3.3	x	(4.5	x)	(1.8	x)	1.5	x	6.0	x	(4.5	x)
Cash Conversion Cycle	54.9	90.8	52.9	(35.9)	2.0	54.8	82.3	(27.5)
Net cash provided by (used in) operating activities	$(3.8)	$103.3	$(47.3)	$(107.1)	$43.5	$(51.1)	$176.1	$(227.2)

A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included below in this news release.

Management Commentary

Eddie Lehner, Ryerson’s President and Chief Executive Officer, said, “Halfway through our 179th year in business, our future has never looked brighter because of the committed resolve and adaptiveness of each of my Ryerson teammates working together to provide great customer experiences no matter the circumstances. Given the number and magnitude of the challenges encountered over the past eighteen months, we are all witnesses and participants in bringing out the best in one another.  Looking back over the quarter and ahead, more signs are emerging that support a sustained manufacturing expansion featuring recyclable industrial metals that are at the epicenter of current and future societal needs. With supply still unable to meet current and anticipated demand, manufacturing order backlogs keep rolling over and extending, lending further support to favorable pricing dynamics. As Ryerson’s overall performance and operating trajectory create step-change improvements to the balance sheet, we are pleased to announce noteworthy additions to our capital allocation plan with the establishment of an eight cent per share quarterly dividend and a $50 million share repurchase plan. This announcement affirms Ryerson’s progress since our IPO and our vision for an intelligent network of interconnected industrial metals service centers providing great customer experiences at speed, scale and value-add.”

End-Market Commentary

Ryerson noted sequential shipment per day improvement in our industrial equipment, food and agriculture and commercial ground transportation end-market sectors during the second quarter of 2021 and we continue to receive positive demand forecasts from these customers, despite persisting supply challenges. Consumer durable, metal fabrication and machine shop and HVAC sector end-markets saw declines relative to the first quarter of 2021 in North America on supply side constraints across labor, materials and transportation inputs.

The notable price increases in carbon steel products that began in the second half of 2020 have continued to climb as lead times remain extended. Mill capacity has been above 80% for the past several months and futures prices remain elevated through year-end. Likewise, LME aluminum gained 11% in the second quarter of 2021 and nickel prices appreciated 9%. At this point, we anticipate that prices across all three of our primary commodities will remain elevated at or near twelve-month highs through the third quarter and that price normalization will be gradual given supportive demand conditions.

Second Quarter Results

Ryerson achieved revenues of $1.4 billion in the second quarter of 2021, an increase of 23.7% compared to $1.1 billion for the first quarter of 2021, with average selling prices 20.1% higher and tons shipped 2.9% higher. Gross margin expanded sequentially to 18.1% in the second quarter of 2021 compared to 17.2% in the first quarter of 2021. Included in the second quarter of 2021 cost of goods sold was LIFO expense of $105 million, compared to LIFO expense of $84 million in first quarter, excluding which, gross margin expanded to 25.5% from 24.6%, respectively. Ryerson achieved expense leverage in the second quarter of 2021 as warehousing, delivery, selling, general and administrative expenses as a percent of sales was 12.6% compared to 15.0% in the first quarter of 2021.

Net income attributable to Ryerson Holding Corporation for the second quarter of 2021 was $113 million, or $2.91 per diluted share, compared to net income attributable to Ryerson Holding Corporation of $25 million, or $0.66 per diluted share in the previous quarter. Included in the second quarter 2021 net income is an $87 million gain on the sale of assets related to sale-leaseback transactions. Excluding this and the associated income taxes, adjusted net income was $48 million, or $1.24 per diluted share and compares to $10 million, or $0.26, of adjusted net income and diluted earnings per share for the previous quarter. Record Adjusted EBITDA, excluding LIFO of $197 million was achieved in the second quarter of 2021, which compares to $124 million in the first quarter of 2021 and $21 million in the year-ago period.

Liquidity & Debt Management

Ryerson ended the second quarter with 63 inventory days of supply and maintained receivables and payables cycles in-line with the first quarter of 2021. This contributed to a cash conversion cycle of 55 days for the period, compared to 53 days for the first quarter of 2021 and 91 days for the year-ago period.

The company generated free cash flow of $126 million and average free cash flow yield of 23% in the second quarter. Driven by asset backed credit facility repayments and proceeds from asset sales, net debt was reduced by $135 million compared to the first quarter of 2021. This achievement, combined with Ryerson’s increasing trailing twelve month Adjusted EBITDA, excluding LIFO produced a leverage ratio of 1.5x, well within the Company’s long-term target of 1-2x.

In July 2021, Ryerson redeemed $100 million of its outstanding 8.5% Senior Secured Notes due 2028 (the “Notes”) utilizing proceeds from property sale-leasebacks at a price of 104% and another $50 million at a price of 103%. After these partial redemptions, $300 million aggregate principal amount of the Notes remain outstanding, compared to the $500 million in original principal issued in July of 2020. This $200 million reduction in the Notes has reduced our annual interest expense by $17 million.

Ryerson’s global liquidity rose to $890 million as of June 30, 2021 from $583 million as of March 31, 2021 driven by proceeds from the sale-leaseback transaction, strong earnings generation and higher working capital asset values.

Stockholder Return Activity

On August 4, 2021, the Board of Directors (the “Board”) declared a quarterly cash dividend of $0.08 per share, or an anticipated $0.32 on an annualized basis, on the company’s shares of common stock. Ryerson’s first dividend payment will be made on September 16, 2021 to stockholders of record as of the close of business on August 16, 2021. In addition, on August 4, 2021, the Board also approved a share repurchase program authorizing the Company to purchase up to an aggregate of $50 million of the Company’s common stock over the next two-year period.

Jim Claussen, Executive Vice President & Chief Financial Officer said, “Our second quarter results reflect the success of our financial transformation as we continued to effectively manage working capital, realized expense leverage and achieved a net debt leverage ratio within our long-term target range. With Ryerson’s substantially lower fixed cash commitments and its proven ability to effectively manage working capital, we are pleased to announce a return of capital to shareholders in the form of a dividend while also continuing to invest in the business to drive long-term growth.”

Outlook Commentary

Ryerson is optimistic about the third quarter industry environment. Pricing across all three of Ryerson’s primary product lines continues to increase while the Company expects volumes to follow normal seasonality patterns. Therefore, Ryerson anticipates third quarter 2021 revenues in the range of $1.5 billion to $1.6 billion with sequential average selling prices 10 to 12% higher and shipments flat to down 3% compared to the second quarter of 2021. LIFO expense in the third quarter is expected to be in the range of $88 to $92 million provided average inventory costs continue to rise. Therefore, Adjusted EBITDA, excluding LIFO is expected to be in the range of $208 to $212 million and earnings per diluted share is expected to be in the range of $1.63 to $1.73.

Second Quarter 2021 Major Product Metrics
	Tons Shipped (thousands)					Average Selling Prices
	Q2 2021	Q2 2020	Q1 2021	Year-over-year	Quarter-over-quarter	Year-over-year	Quarter-over-quarter

Carbon Steel	428	361	414	18.6%	3.4%	60.7%	26.2%
Aluminum	55	40	53	37.5%	3.8%	23.5%	8.0%
Stainless Steel	73	59	74	23.7%	(1.4%)	49.3%	22.2%

	Net Sales (millions)
	Q2 2021	Q2 2020	Q1 2021	Year-over-year	Quarter-over-quarter

Carbon Steel	$766	$402	$587	90.5%	30.5%
Aluminum	$270	$159	$241	69.8%	12.0%
Stainless Steel	$364	$197	$302	84.8%	20.5%

First Half 2021 Major Product Metrics
	Tons Shipped (thousands)			Average Selling Prices
	1H 2021	1H 2020	Year-over-year	Year-over-year

Carbon Steel	842	795	5.9%	39.9%
Aluminum	108	92	17.4%	14.9%
Stainless Steel	147	136	8.1%	33.9%

	Net Sales (millions)
	1H 2021	1H 2020	Year-over-year

Carbon Steel	$1,353	$913	48.2%
Aluminum	$511	$379	34.8%
Stainless Steel	$666	$460	44.8%

Earnings Call Information

Ryerson will host a conference call to discuss its second quarter results Thursday, August 5, 2021 at 10 a.m. Eastern Time. Participants may access the conference call by dialing 866-248-8441 (U.S. & Canada) / 929-477-0591 (International) and using conference ID 3038781. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. A replay will be available at the same website for 90 days.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 3,900 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Media and Investor Contact:

Justine Carlson

312.292.5130

investorinfo@ryerson.com

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Selected Income and Cash Flow Data - Unaudited
(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	2021		2020	First Six Months Ended
	Second	First	Second	June 30,
	Quarter	Quarter	Quarter	2021	2020

NET SALES	$1,419.0	$1,147.3	$771.8	$2,566.3	$1,782.1
Cost of materials sold	1,162.0	949.4	656.3	2,111.4	1,470.8
Gross profit	257.0	197.9	115.5	454.9	311.3
Warehousing, delivery, selling, general, and administrative	178.3	171.8	124.1	350.1	279.8
Gain on sale of assets (1)	(87.4)	(20.3)	—	(107.7)	—
Restructuring and other charges	—	—	2.0	—	2.0
OPERATING PROFIT (LOSS)	166.1	46.4	(10.6)	212.5	29.5
Other income and (expense), net	(0.7)	0.3	(0.1)	(0.4)	0.8
Interest and other expense on debt	(13.6)	(13.5)	(19.3)	(27.1)	(41.0)
INCOME (LOSS) BEFORE INCOME TAXES	151.8	33.2	(30.0)	185.0	(10.7)
Provision (benefit) for income taxes	38.5	7.6	(4.5)	46.1	(1.6)
NET INCOME (LOSS)	113.3	25.6	(25.5)	138.9	(9.1)
Less: Net income attributable to noncontrolling interest	0.4	0.3	0.1	0.7	0.1
NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$112.9	$25.3	$(25.6)	$138.2	$(9.2)
EARNINGS (LOSS) PER SHARE
Basic	$2.94	$0.66	$(0.67)	$3.61	$(0.24)
Diluted	$2.91	$0.66	$(0.67)	$3.57	$(0.24)
Shares outstanding - basic	38.5	38.1	38.1	38.3	37.9
Shares outstanding - diluted	38.7	38.6	38.1	38.7	37.9

Supplemental Data :
Tons shipped (000)	559	543	462	1,102	1,028
Shipping days	64	63	64	127	128
Average selling price/ton	$2,538	$2,113	$1,671	$2,329	$1,734
Gross profit/ton	460	364	250	413	303
Operating profit (loss)/ton	297	85	(23)	193	29
LIFO expense (income) per ton	187	154	31	171	(6)
LIFO expense (income)	104.8	83.8	14.1	188.6	(6.1)
Depreciation and amortization expense	13.1	13.6	13.6	26.7	26.9
Cash flow provided by (used in) operating activities	(3.8)	(47.3)	103.3	(51.1)	176.1
Capital expenditures	(6.8)	(6.5)	(4.9)	(13.3)	(11.8)

(1)  In the second quarter of 2021, we recorded a $87.4 million gain on the sale and leaseback of a group of properties located in Delaware, Florida, Illinois, Kentucky, Minnesota, Missouri, Oklahoma, Pennsylvania, Tennessee, Texas, and Virginia with net proceeds of approximately $136.9 million. In the first quarter of 2021, we recorded a $20.3 million gain on the sale and leaseback of a property in Renton, Washington with net proceeds of approximately $26.3 million.

See Schedule 1 for Condensed Consolidated Balance Sheets
See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation
See Schedule 3 for Adjusted EPS reconciliation
See Schedule 4 for Free Cash Flow reconciliation
See Schedule 5 for Third Quarter 2021 Guidance reconciliation

Schedule 1
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In millions, except shares)

	June 30,	December 31,
	2021	2020
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$38.1	$61.4
Restricted cash	1.1	1.1
Receivables, less provisions of $2.5 at June 30, 2021 and $1.7 at December 31, 2020	655.0	378.9
Inventories	714.6	604.5
Prepaid expenses and other current assets	95.8	57.5
Total current assets	1,504.6	1,103.4
Property, plant, and equipment, at cost	748.2	822.9
Less: accumulated depreciation	390.3	401.1
Property, plant, and equipment, net	357.9	421.8
Operating lease assets	202.7	108.3
Other intangible assets	40.6	43.2
Goodwill	121.2	120.3
Deferred charges and other assets	6.2	5.1
Total assets	$2,233.2	$1,802.1
Liabilities
Current liabilities:
Accounts payable	$587.1	$365.1
Salaries, wages, and commissions	73.6	43.1
Other accrued liabilities	155.6	78.3
Short-term debt	26.8	13.8
Current portion of operating lease liabilities	24.6	20.7
Current portion of deferred employee benefits	6.7	6.6
Total current liabilities	874.4	527.6
Long-term debt	574.1	726.2
Deferred employee benefits	206.3	231.6
Noncurrent operating lease liabilities	172.5	93.0
Deferred income taxes	88.6	58.2
Other noncurrent liabilities	23.8	20.4
Total liabilities	1,939.7	1,657.0
Commitments and contingencies
Equity
Ryerson Holding Corporation stockholders' equity:
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at June 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 38,687,094 and 38,329,897 shares issued at June 30, 2021 and December 31, 2020, respectively	0.4	0.4
Capital in excess of par value	386.2	383.1
Retained earnings	172.0	33.8
Treasury stock, at cost - Common stock of 212,500 shares at June 30, 2021 and December 31, 2020	(6.6)	(6.6)
Accumulated other comprehensive loss	(265.5)	(271.9)
Total Ryerson Holding Corporation Stockholders' Equity	286.5	138.8
Noncontrolling interest	7.0	6.3
Total Equity	293.5	145.1
Total Liabilities and Stockholders' Equity	$2,233.2	$1,802.1

Schedule 2
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliations of Net Income Attributable to Ryerson Holding Corporation to EBITDA and Gross profit to Gross profit excluding LIFO
(Dollars in millions)

	2021		2020	First Six Months Ended
	Second	First	Second	June 30,
	Quarter	Quarter	Quarter	2021	2020

Net income (loss) attributable to Ryerson Holding Corporation	$112.9	$25.3	$(25.6)	$138.2	$(9.2)
Interest and other expense on debt	13.6	13.5	19.3	27.1	41.0
Provision (benefit) for income taxes	38.5	7.6	(4.5)	46.1	(1.6)
Depreciation and amortization expense	13.1	13.6	13.6	26.7	26.9
EBITDA	$178.1	$60.0	$2.8	$238.1	$57.1
Gain on sale of assets	(87.4)	(20.3)	—	(107.7)	—
Reorganization	1.0	0.3	3.8	1.3	4.6
Foreign currency transaction (gains) losses	(0.2)	—	0.1	(0.2)	—
Gain on retirement of debt	—	—	(0.1)	—	(0.9)
Purchase consideration and other transaction costs	—	—	—	—	0.4
Other adjustments	1.1	(0.3)	(0.1)	0.8	(0.1)
Adjusted EBITDA	$92.6	$39.7	$6.5	$132.3	$61.1

Adjusted EBITDA	$92.6	$39.7	$6.5	$132.3	$61.1
LIFO expense (income)	104.8	83.8	14.1	188.6	(6.1)
Adjusted EBITDA, excluding LIFO expense (income)	$197.4	$123.5	$20.6	$320.9	$55.0

Net sales	$1,419.0	$1,147.3	$771.8	$2,566.3	$1,782.1

Adjusted EBITDA, excluding LIFO expense (income), as a percentage of net sales	13.9%	10.8%	2.7%	12.5%	3.1%

Gross profit	$257.0	$197.9	$115.5	$454.9	$311.3

Gross margin	18.1%	17.2%	15.0%	17.7%	17.5%

Gross profit	$257.0	$197.9	$115.5	$454.9	$311.3
LIFO expense (income)	104.8	83.8	14.1	188.6	(6.1)
Gross profit, excluding LIFO expense (income)	$361.8	$281.7	$129.6	$643.5	$305.2

Gross margin, excluding LIFO expense (income)	25.5%	24.6%	16.8%	25.1%	17.1%

Note: EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, gain on sales of assets, gain on insurance settlement, gain or loss on retirement of debt, pension settlement charge, purchase consideration and other transaction costs, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense (income) from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies.

Schedule 3
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Net Income (Loss) and Earnings (Loss) per Share to Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share
(Dollars and Shares in Millions, Except Per Share Data)

	2021		2020	First Six Months Ended
	Second	First	Second	June 30,
	Quarter	Quarter	Quarter	2021	2020

Net income (loss) attributable to Ryerson Holding Corporation	$112.9	$25.3	$(25.6)	$138.2	$(9.2)

Gain on sale of assets	(87.4)	(20.3)	—	(107.7)	—
Restructuring and other charges	—	—	2.0	—	2.0
Gain on retirement of debt	—	—	(0.1)	—	(0.9)
Provision (benefit) for income taxes	22.4	5.2	(0.5)	27.6	(0.3)

Adjusted net income (loss) attributable to Ryerson Holding Corporation	$47.9	$10.2	$(24.2)	$58.1	$(8.4)

Adjusted diluted earnings (loss) per share	$1.24	$0.26	$(0.64)	$1.50	$(0.22)

Shares outstanding - diluted	38.7	38.6	38.1	38.7	37.9

Note: Adjusted net income (loss) and Adjusted diluted earnings (loss) per share is presented to provide a means of comparison with periods that do not include similar adjustments.

Schedule 4
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Cash Flow from Operations to Free Cash Flow Yield
(Dollars in Millions)

	2021		2020	First Six Months Ended
	Second	First	Second	June 30,
	Quarter	Quarter	Quarter	2021	2020

Net cash provided by (used in) operating activities	$(3.8)	$(47.3)	$103.3	$(51.1)	$176.1
Capital expenditures	(6.8)	(6.5)	(4.9)	(13.3)	(11.8)
Proceeds from sales of property, plant, and equipment	136.9	29.0	0.1	165.9	0.1
Free cash flow	$126.3	$(24.8)	$98.5	$101.5	$164.4

Market capitalization	$561.7	$649.5	$214.6	$561.7	$214.6

Free cash flow yield	22.5%	(3.8%)	45.9%	18.1%	76.6%

Note: Market capitalization is calculated using June 30, 2021, March 31, 2021, and June 30, 2020 stock prices and shares outstanding.

Schedule 5
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Third Quarter 2021 Net Income Attributable to Ryerson Holding Corporation to Adj. EBITDA, excl. LIFO Guidance
(Dollars in Millions, except Per Share Data)
	Third Quarter 2021
	Low	High
Net income attributable to Ryerson Holding Corporation	$63	$67

Diluted earnings per share	$1.63	$1.73

Interest and other expense on debt	12	12
Provision for income taxes	23	25
Depreciation and amortization expense	13	13
EBITDA	$111	$117
Adjustments	5	7
Adjusted EBITDA	$116	$124
LIFO expense	92	88
Adjusted EBITDA, excluding LIFO expense	$208	$212

Note: See the note within Schedule 2 for a description of EBITDA and Adjusted EBITDA.